EXHIBIT 10.17

                              KATY INDUSTRIES, INC.
                       2002 STOCK APPRECIATION RIGHTS PLAN


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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS.....................................................1

   1.01.    ACCELERATION DATE..................................................1
   1.02.    ADMINISTRATOR......................................................1
   1.03.    BOARD..............................................................1
   1.04.    CAUSE..............................................................1
   1.05.    CHANGE IN CONTROL..................................................1
   1.06.    CODE...............................................................2
   1.07.    COMMITTEE..........................................................2
   1.08.    COMMON STOCK.......................................................2
   1.09.    COMPANY............................................................2
   1.10.    CONTROL CHANGE DATE................................................2
   1.11.    DETRIMENTAL ACTIVITY...............................................2
   1.12.    EMPLOYEE...........................................................3
   1.13.    EXCHANGE ACT.......................................................3
   1.14.    FAIR MARKET VALUE..................................................3
   1.15.    INITIAL VALUE......................................................3
   1.16.    INSIDER............................................................3
   1.17.    PARTICIPANT........................................................3
   1.18.    PLAN...............................................................3
   1.19.    SAR AGREEMENT......................................................3
   1.20.    STOCK APPRECIATION RIGHT OR SAR....................................3
   1.21.    SUBSIDIARY.........................................................4

ARTICLE II     PURPOSES........................................................4

ARTICLE III    ADMINISTRATION..................................................4

ARTICLE IV     ELIGIBILITY.....................................................5

ARTICLE V      STOCK SUBJECT TO PLAN...........................................5

   5.01.    AGGREGATE LIMITS...................................................5
   5.02.    REALLOCATION OF SHARES.............................................5

ARTICLE VI     TERMS AND CONDITIONS OF SARs....................................6

   6.01.    GRANTS.............................................................6
   6.02.    MAXIMUM EXERCISE PERIOD............................................6
   6.03.    NONTRANSFERABILITY.................................................6
   6.04.    CHANGE IN CONTROL..................................................6
   6.05.    EXERCISE...........................................................7
   6.06.    PAYMENT............................................................7
   6.07.    SHAREHOLDER RIGHTS.................................................8
   6.08.    FORFEITURE PROVISIONS..............................................8


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ARTICLE VII    ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SARs..............8

   7.01.    EMPLOYEE OR CONTRACTOR STATUS......................................8
   7.02.    PERFORMANCE OBJECTIVES.............................................8
   7.03.    OTHER CONDITIONS...................................................9

ARTICLE VIII   LIMITATION ON BENEFITS..........................................9

ARTICLE IX     ADJUSTMENT UPON CHANGE IN COMMON STOCK.........................10

ARTICLE X      COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES..........11

   10.01.   COMPLIANCE........................................................11
   10.02.   POSTPONEMENT OF EXERCISE..........................................11
   10.03.   FORFEITURE OF PAYMENT.............................................11

ARTICLE XI     GENERAL PROVISIONS.............................................12

   11.01.   EFFECT ON EMPLOYMENT AND SERVICE..................................12
   11.02.   UNFUNDED PLAN.....................................................12
   11.03.   TAX WITHHOLDING AND REPORTING.....................................12
   11.04.   GOVERNING LAW.....................................................12
   11.05.   OTHER ACTIONS.....................................................12

ARTICLE XII    AMENDMENT and termination......................................12

ARTICLE XIII   DURATION OF PLAN...............................................12

ARTICLE XIV    EFFECTIVE DATE OF PLAN.........................................13

ARTICLE XV     RULES OF CONSTRUCTION..........................................13


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                              KATY INDUSTRIES, INC.
                       2002 STOCK APPRECIATION RIGHTS PLAN

                                   ARTICLE I
                                   DEFINITIONS

      1.01. Acceleration Date means the earlier of (i) the date that the Board approves a transaction or series of transactions that, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions that, if consummated, would result in a Change in Control.

      1.02. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

      1.03. Board means the Board of Directors of the Company.

      1.04. Cause has the same definition as under any employment or service agreement between the Company or any Subsidiary and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant's willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Subsidiary or any supervisory personnel of the Participant, (ii) any criminal act or act of dishonesty or willful or gross misconduct by the Participant that has a material adverse affect on the property, operations, business or reputation of the Company or any Subsidiary, (iii) the material breach by the Participant of the terms of any confidentiality, noncompetition, nonsolicitation, employment or service agreement that the Participant has with the Company or any Subsidiary, (iv) acts by the Participant of willful malfeasance or gross negligence in a matter of material importance to the Company or any Subsidiary or a deliberate breach of any fiduciary duty the Participant owes the Company or any Subsidiary, or (v) the continued failure of the Participant to perform substantially his or her duties with the Company or any Subsidiary, but only if such non-performance can be cured, the Company or any Subsidiary delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Company or Subsidiary believes that the Participant has not substantially performed his or her duties and the Participant then fails to substantially cure such non-performance within thirty (30) days of such written demand. For purposes of the Plan, in no event shall any termination of employment or service be deemed for Cause unless the Company's Chief Executive Officer concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; in the case of the Chief Executive Officer, any determination that the Chief Executive Officer's employment terminated for Cause shall be made by the Board acting without the Chief Executive Officer.

      1.05. Change in Control means, and shall be deemed to have occurred upon, any of the following events: (i) a sale of 100 percent of the Company's outstanding capital stock, as may be outstanding from time to time; (ii) a sale of all or substantially


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all of the Company's Operating Subsidiaries or assets; or (iii) a transaction or series of transactions in which any third party acquires an equity ownership in the Company greater than that held by KKTY Holding Company, L.L.C. and in which Kohlberg & Co., L.L.C. relinquishes its right to nominate a majority of the candidates for election to the Board. For purposes of this Section 1.05, "Operating Subsidiary" shall mean any Subsidiary owning assets with an aggregate fair market value in excess of $50,000.

      1.06. Code means the Internal Revenue Code of 1986, as amended.

      1.07. Committee means the Compensation Committee of the Board, if the Board appoints one to administer the Plan, or the Board itself if no such Compensation Committee is appointed to administer the Plan. If such Compensation Committee is appointed, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

      1.08. Common Stock means the common stock, $1.00 par value per share, of the Company.

      1.09. Company means Katy Industries, Inc., a Delaware corporation.

      1.10. Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change Date" is the date of the last of such transactions.

      1.11. Detrimental Activity means any of the following: (i) engaging in competition with any part of the business of the Company or any of its Subsidiaries, (ii) diverting or attempting to divert from the Company or any of its Subsidiaries business of any kind, including, without limitation, interference with any business relationship with suppliers, customers, licensees, licensors or contractors, (iii) making, causing or attempting to cause any other person to make a statement, whether written or oral, or conveying any information about the Company or any Subsidiary, which is disparaging or which in any way reflects negatively upon the Company or any Subsidiary, (iv) engaging in any other activity that is contrary or harmful to the interests of the Company or any Subsidiary, including without limitation, influencing or advising any person who is employed by or in the service of the Company or any Subsidiary to leave such employment or service to compete with the Company or any Subsidiary or to enter into the employment or service of any actual or prospective competitor of the Company or any Subsidiary or influencing or advising any competitor of the Company or any Subsidiary to employ or otherwise engage the services of any person who is employed by the Company or any Subsidiary or in the service of the Company or any Subsidiary or improperly disclosing or otherwise misusing any confidential information regarding the Company or any Subsidiary, or (v) the refusal or failure of the Participant to provide, upon the request of the Company or any Subsidiary, a written certification, in a form satisfactory to the Company or any Subsidiary, that such Participant is not engaging in any of the activities described in (i) through (iv) above; provided, however, that the


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Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the applicable SAR.

      1.12. Employee means any person whom the Company or any Subsidiary employs under the rules of Section 3401(c) of the Code and the regulations thereunder.

      1.13. Exchange Act means the Securities Exchange Act of 1934, as amended.

      1.14. Fair Market Value means, on any given date, the fair market value of a share of Common Stock as the Administrator in its discretion shall determine; provided, however, if the shares of Common Stock are traded on any stock exchange, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange as of the immediately preceding date, or if the shares of Common Stock are not traded on such stock exchange on such immediately preceding date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange, or if the shares of Common Stock are not traded on any stock exchange but are quoted on an automated system, the Fair Market Value of a share of Common Stock shall be as quoted on such automated system on such immediately preceding date or if the shares of Common Stock are not quoted on such immediately preceding date, then on the next preceding date that the Shares of Common Stock are quoted, all as reported by such source as the Administrator shall select. The Fair Market Value that the Administrator determines shall be final, binding and conclusive on the Company, each Subsidiary and each Participant.

      1.15. Initial Value means, with respect to a SAR, the amount the Committee determines and specifies in the Agreement, which shall not be less than 25 percent of the Fair Market Value of a share of Common Stock on the date of grant of the SAR. In the absence of any such specification, Initial Value means, with respect to a SAR, the Fair Market Value of one share of Common Stock on the date of grant of the SAR.

      1.16. Insider means an individual who is an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that are registered pursuant to Section 12 of the Exchange Act, as more fully described under Section 16 of the Exchange Act.

      1.17. Participant means an Employee, advisor, consultant or other service provider of the Company or any Subsidiary who satisfies the requirements of
Article IV and whom the Administrator selects to receive a SAR.

      1.18. Plan means this 2002 Katy Industries, Inc. Stock Appreciation Rights Plan.

      1.19. SAR Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a SAR granted to the Participant.

      1.20. Stock Appreciation Right or SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount of cash the Committee


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determines and specifies in an Agreement. In the absence of any such specification, the holder shall be entitled to receive in cash, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value of such shares on the date of exercise of the SAR over the Initial Value.

      1.21. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the SAR, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                                    PURPOSES

      This Plan is intended to assist the Company and its Subsidiaries in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Stock Appreciation Rights.

                                  ARTICLE III
                                 ADMINISTRATION

      The Administrator shall have the complete authority to grant SARs on such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of a SAR or other forfeiture conditions imposed on a SAR. The Administrator also shall administer the Plan. The Administrator shall have the complete authority to interpret all provisions of this Plan; to prescribe the form of SAR Agreements; to accelerate the exercisability of a SAR as a result of a Change in Control or any other event or circumstances that the Administrator in its sole discretion deems appropriate (but not to waive the calendar year limitation on the exercise of a SAR other than as set forth in the Plan); to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision or action of the Administrator in connection with the administration of this Plan shall be final, conclusive and binding on all persons. Neither the Administrator nor any member of the Committee shall be liable for any act done or not done in good faith with respect to this Plan or any SAR Agreement. The Company shall bear all expenses of administering this Plan. The Administrator may act only by decision of a majority of its members, except that the Administrator, in its discretion, to the extent applicable law so permits, may delegate to one or more officers of the Company or another committee of the Board, all or part of the Administrator's authority and duties with respect to grants of SARs to Participants. The Administrator may revoke or amend the terms of such delegation at any time but such action shall not invalidate any prior actions of the


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Administrator's delegate or delegates that were consistent with the terms of the
Plan. Notwithstanding the two preceding sentences, the Administrator may not delegate its authority and duties with respect to a SAR to a Participant who is an Insider. To the extent deemed necessary by the Board, all SARs to an Insider shall be approved by the Board or by a Committee comprised of two or more non-employee directors within the meaning of Rule 16b-3 of the Exchange Act.

      Each person who is or shall have been a member of any Board or Committee acting as the Administrator or any delegate of such, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless.

                                   ARTICLE IV
                                   ELIGIBILITY

      Any Employee, advisor, consultant or other service provider of the Company or any Subsidiary (including a corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to receive SARs if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Subsidiary. A director of the Company or any Subsidiary who is an employee of the Company or any Subsidiary may be awarded SARs under the Plan, except that a director who is a member of the Committee serving as the Administrator of the Plan may not receive a SAR under the Plan.

                                   ARTICLE V
                              STOCK SUBJECT TO PLAN

      5.01. Aggregate Limits. The maximum number of shares of Common Stock to which SARs may be granted is 1,000,000 shares of Common Stock, subject to adjustment as provided in Article IX.

      5.02. Reallocation of Shares. If a SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the SAR or the terminated portion thereof may be reallocated to other SARs to be granted under this Plan, subject to the limit described above.


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                                   ARTICLE VI
                              TERMS AND CONDITIONS
                                     OF SARs

      6.01. Grants. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a SAR is to be granted and will specify the number of shares of Common Stock encompassed by such grant. The date a SAR is granted shall be the date on which the Administrator has approved the terms and conditions of the SAR and has determined the recipient of the SAR and the number of shares of Common Stock covered by the SAR. Each SAR granted under the Plan shall be evidenced by a SAR Agreement in such form and containing such terms, conditions and restrictions (not inconsistent with this Plan) as the Administrator shall determine. Notwithstanding any other provision of the Plan, except to the extent an Agreement provides otherwise, payment to a Participant upon the exercise of a SAR may not be for more than the excess of the Fair Market Value of the Common Stock encompassed by the portion of the SAR that is being exercised over the Initial Value.

      6.02. Maximum Exercise Period. The Administrator on the date of grant shall determine the maximum period in which a SAR may be exercised, except that no SAR shall be exercisable after the expiration of 10 years from the date such SAR is granted. The terms of a SAR may provide that it is exercisable for a period less than such maximum period.

      6.03. Nontransferability. Each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer of a SAR, the SAR must be transferred in its entirety to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, only the Participant may exercise the SAR. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

      6.04. Change in Control. Notwithstanding any provision of any SAR Agreement to the contrary, in the event of or in anticipation of a Change in Control, the Administrator in its discretion (i) may declare that some or all outstanding SARs previously granted under the Plan shall terminate as of a date on or after an Acceleration Date or before or on the Control Change Date without any payment to the holder of the SAR, provided the Administrator gives prior written notice to the Participants of such termination and gives such Participants the right to exercise their outstanding SARs at least 15 days before such termination date to the extent then exercisable or (ii) may terminate on or after an Acceleration Date or before or on the Control Change Date some or all outstanding SARs previously granted under the Plan in consideration of a cash payment to the holder of the SAR, with respect to each share of Common Stock to which the SAR is then exercisable, of the amount payable at that time upon exercise of the exercisable portion of the SAR. The Administrator in its discretion may take the actions described in (i) or (ii) above contingent on consummation of the Change in Control and with respect to some or all outstanding SARs or on a SAR-by-SAR basis, which actions need not be uniform with respect to all


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outstanding SARs. The preceding sentences to the contrary notwithstanding, the
SARs shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by a successor employer or its parent or subsidiary in connection with the Change in Control.

      6.05. Exercise. A SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine and set forth in the SAR Agreement (to the extent not inconsistent with this Plan). However, a SAR may not become exercisable any earlier than with respect to one-third of the shares of Common Stock subject to the SAR on and after the first anniversary of the date of grant of the SAR and then with respect to another one-third of the shares of Common Stock subject to the SAR on and after each of the second and third annual anniversaries of the date of grant, except that such vesting limitation will not apply where the Administrator takes either of the actions described in Section 6.04 above or accelerates the exercisability of the SAR in connection with a Change in Control or any other event or circumstances. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of shares for which the SAR could be exercised, provided, however, that a SAR once it becomes exercisable shall be subject to an additional calendar year limitation on the number of shares for which it may be exercised in any calendar year as described in the next sentence. A SAR may not be exercised in any calendar year for more than 50 percent of the cumulative number of shares of Common Stock for which the SAR has become exercisable (including, for purposes of determining the cumulative number of shares for which the SAR has become exercisable, shares for which the SAR is then exercisable and shares for which the SAR previously became exercisable and were exercised), except that such calendar year limitation will not apply where the Administrator takes either of the actions described in Section 6.04 above or otherwise waives the calendar year limitation in connection with a Change in Control. In the event that a SAR expires before the Participant can exercise it because of the calendar year limitation imposed by this Section 6.05, all rights that a Participant has regarding such SAR will be immediately discontinued and forfeited, and the Company shall not have any further obligation thereunder to the Participant with respect to such SAR and such SAR will not be exercisable for any number of shares of Common Stock (whether or not previously exercisable) on and after such time. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable SAR Agreement with respect to the remaining shares of Common Stock subject to the SAR. For purposes of the Plan and any Agreement, the date of exercise of a SAR shall be the date that the Company receives the Participant's notice of exercise of the SAR.

      6.06. Payment. Within 15 days after the exercise of a SAR, the Company shall pay the Participant, with respect to each share of Common Stock encompassed by the exercise of the SAR, the amount specified in the Agreement or, in the absence of any such specification, the excess of the Fair Market Value of such Common Stock on the date of exercise over the Initial Value. Payment shall be made in cash or cash equivalent as the Administrator specifies. Notwithstanding the foregoing, however, if the Agreement so provides, payment of the SAR may be made in no more than five


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equal annual installments with interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original interest discount under the Code.

      6.07. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to a SAR.

      6.08. Forfeiture Provisions. Notwithstanding any other provisions of the Plan or any SAR Agreement, all rights that a Participant has regarding SARs will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any SAR and the SAR will not be exercisable for any number of shares of Common Stock (whether or not previously exercisable), on and after the time the Participant (i) is discharged from employment or service with the Company or any Subsidiary for Cause or (ii) engages in any Detrimental Activity.

                                  ARTICLE VII
                         ADDITIONAL TERMS AND CONDITIONS
                               APPLICABLE TO SARs

      7.01. Employee or Contractor Status. In the event that the terms of any SAR provide that it may be exercised or become Vested only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of employment or service.

      7.02. Performance Objectives. The Administrator may prescribe that a SAR is exercisable only to the extent that certain performance objectives are obtained. Such performance objectives may be based on one or more of the Company's or any Subsidiary's or any division's (i) gross, operating or net earnings before or after taxes, (ii) return on equity, (iii) return on capital,
(iv) return on sales, (v) return on assets or net assets, (vi) earnings per share, (vii) cash flow per share, (viii) book value per share, (ix) earnings growth, (x) sales growth, (xi) volume growth, (xii) cash flow (as the Administrator may define such term), (xiii) Fair Market Value of the Company or any Subsidiary or shares of Common Stock, (xiv) share price or total shareholder return, (xv) market share, (xvi) economic value added, (xvii) market value added, (xviii) productivity, (xix) level of expenses, (xx) quality, (xxi) safety, (xxii) customer satisfaction, (xxiii) peer group comparisons of any of the aforementioned performance objectives, (xxiv) EBITDA (whether normalized or not, including or excluding extraordinary items and subject to such other variations as the Company may report to shareholders or creditors) or (xxv) any other criteria that the Administrator determines. If the Administrator, on the grant of the SAR, prescribes that the SAR shall be exercisable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the SAR shall become exercisable only to the extent the Administrator certifies in writing that such performance objectives have been obtained.


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      7.03. Other Conditions. The Administrator, in its discretion, may, as a condition to the grant of a SAR, require the Participant on or before the date of grant of the SAR to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation or other similar agreement) with the Company or any Subsidiary, which shall become effective on the date of termination of employment or service of a Participant with the Company or any Subsidiary or any other date the Administrator may specify and shall contain such terms and conditions as the Administrator shall otherwise specify, and (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Subsidiary and such Participant. If the Participant shall fail to enter into any such agreement or agreements at the Administrator's request, then no SAR shall be granted to the Participant and the number of shares of Common Stock that would have been subject to such SAR shall be added to the remaining shares of Common Stock available under the Plan.

                                  ARTICLE VIII
                             LIMITATION ON BENEFITS

      Despite any other provisions of this Plan to the contrary, if any payment, accelerated vesting or other rights under this Plan would subject a Participant to tax under Code Section 4999, the Administrator may determine whether some amount of payments, accelerated vesting or other rights would meet the definition of a "Reduced Amount." If the Administrator determines that there is a Reduced Amount, the total payments, accelerated vesting or other rights to the Participant hereunder must be reduced to such Reduced Amount, but not below zero. If the Administrator determines that payments, accelerated vesting or other rights must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Administrator. All determinations of the Administrator under this Article VIII are binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments, accelerated vesting or other rights under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. If as result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Administrator under this Article VIII, however, it is possible that amounts or other benefits will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid ("Overpayment") or that additional amounts or other benefits which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid ("Underpayment") - in each case, consistent with the calculation of the Reduced Amount. If the Administrator, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Administrator believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce


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the amount on which the Participant is subject to tax under Code Section 1, 3101 or 4999 or generate a refund of such taxes. If the Administrator, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Administrator must promptly notify the Company of the amount of the Underpayment, which then shall be paid to the Participant. For purposes of this section, (i) "Net After Tax Receipt" means the Present Value of payments or other benefits under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which is expected to apply to the Participant's taxable income for the taxable year; (ii) "Present Value" means the value determined in accordance with Code Section 280G(d)(4); and (iii) "Reduced Amount" means the smallest aggregate amount of all payments or benefits under this Plan which (a) is less than the sum of all payments or benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments or benefits under this Plan were any other amount less than the sum of all payments or benefits to be made under this Plan.

                                   ARTICLE IX
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

      The maximum number of shares of Common Stock as to which SARs may be granted under this Plan, the terms of outstanding SARs, and all other provisions of this Plan shall be adjusted as the Administrator shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares of Common Stock or (ii) engages in a transaction which Section 424 of the Code describes or any similar event or (b) there occurs any other event which, in the judgment of the Administrator, necessitates such action. In addition, the Administrator may make such other adjustments to the terms of outstanding SARs to the extent equitable and necessary to prevent an enlargement or dilution of the Participant's rights thereunder as a result of any such transaction. Any determination the Administrator makes under this Article IX shall be final and conclusive. The issuance by the Company of either shares of stock of any class or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which SARs may be granted, any other provisions of this Plan or the terms of outstanding SARs. The Administrator may grant SARs in substitution for performance shares, stock awards, stock options, stock appreciation rights, phantom shares, or similar awards held by an individual who becomes an Employee, director, advisor or consultant of the Company in connection with a transaction described this Article IX. Notwithstanding any provision of the Plan (other than the limitations of Section
5.01 and Article IV), the terms of such substituted SAR shall be as the Administrator, in its discretion, determines is appropriate.


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

                                   ARTICLE X
                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

      10.01. Compliance. No SAR shall be exercisable and no payment shall be made, except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement with any stock exchange to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No SAR shall be exercisable, and no payment shall be made under this Plan, until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

      10.02. Postponement of Exercise. The Administrator may postpone any exercise of a SAR (i) for such time as the Administrator in its sole discretion may deem necessary in order to permit the Company to effect, amend or maintain any registration of shares of Common Stock under the securities laws or to permit any action to be taken in order to list shares of Common Stock or comply with restrictions or regulations incident to the maintenance of a public market for such shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or to comply with any other applicable law, including without limitation, securities laws, (ii) during any such time the Company is prohibited from making any such payments to the Participant under applicable law, including without limitation, during the course of an investigation of the Company or, (iii) to otherwise comply with any prohibition on such payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any SAR Agreement or any provision of the Plan to recognize the exercise of a SAR in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of a SAR and neither the Company nor its directors, officers or employees shall have any obligation or liability to any Participant or to any other person with respect to any payment as to which the SAR shall lapse because of such postponement.

      10.03. Forfeiture of Payment. The Participant shall be required to forfeit any and all rights under a SAR or to reimburse the Company for any payment under such SAR (with interest as necessary to avoid imputed interest or original interest discount under the Code or as otherwise required by applicable law) to the extent applicable law requires such forfeiture or reimbursement, including without limitation, in connection with any event where the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct with financial reporting requirements, for any applicable period.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      11.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any SAR Agreement or other documents describing or referring to this Plan, shall confer upon any individual any right to continue in the employ or service of the Company or any Subsidiary or in any way affect the right and power of the Company or any Subsidiary to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

      11.02. Unfunded Plan. The Plan, insofar as it provides for grants of SARs, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

      11.03. Tax Withholding and Reporting. Each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Administrator any income and employment tax withholding obligations attributable to the exercise of SARs or any other event with respect to participation in the Plan. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant or exercise of SARs hereunder as applicable law requires.

      11.04. Governing Law. This Plan and all SARs granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

      11.05. Other Actions. Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers.

                                  ARTICLE XII
                            AMENDMENT AND TERMINATION

      The Board in its sole and absolute discretion may amend this Plan from time to time or terminate the Plan. However, no amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding SAR at the time such amendment is made, except as otherwise set forth in this Plan.

                                  ARTICLE XIII
                                DURATION OF PLAN

      No SARs may be granted under this Plan 10 years after the Board adopts the Plan. SARs granted before that date shall remain valid in accordance with their terms.


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

                                  ARTICLE XIV
                             EFFECTIVE DATE OF PLAN

      SARs may be granted under this Plan upon and after its adoption by the Board.

                                   ARTICLE XV
                              RULES OF CONSTRUCTION

      Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                        KATY INDUSTRIES, INC.


                                        BY:
                                               ---------------------------------
                                        NAME:
                                               ---------------------------------
                                        TITLE:
                                               ---------------------------------


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